UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

[(Amendment No.  )]

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BellRing Brands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

DATED DECEMBER 17, 2024

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 28, 2025

December 17, 2024

This proxy statement supplement (this “Supplement”) provides updated information with respect to the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of BellRing Brands, Inc. (the “Company”) to be held on January 28, 2025.

On December 17, 2024, the Company commenced distribution of the Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) for the Annual Meeting and Notice of Internet Availability of Proxy Materials. This Supplement should be read in conjunction with the Proxy Statement.

Approval of Amendment to our Certificate of Incorporation to Declassify our Board of Directors (Proxy Item No. 1)

Under our current classified board structure, Section 7 of our Certificate of Incorporation provides that directors may be removed by stockholders only for cause. Section 141(k) of the Delaware General Corporation Law provides that directors of a declassified board may be removed with or without cause. If the stockholders approve the adoption of the declassification of our Board of Directors pursuant to Proxy Item No. 1, the Declassification Certificate of Amendment shall further provide that upon effectiveness of the declassification of our Board of Directors in 2027, directors may be removed by stockholders with or without cause in conformity with the Section 141(k) of the Delaware General Corporation Law pursuant to the following amendments to Section 7.2 of the Certification of Incorporation:

The Certification of Incorporation as currently in effect is hereby amended effective as of the date of the Corporation’s 2027 annual meeting of stockholders by deleting therefrom in its entirety Section 7.2 of and inserting in lieu thereof the following:

7.2 Removal of Directors. Subject to the special rights, if any, of the holders of any outstanding series of Preferred Stock, members of the Board may be removed with or without cause by the affirmative vote of not less than a majority of the voting power of all of the outstanding shares of capital stock then entitled to vote in the election of directors, voting together as a single class.